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                                    EXHIBIT 5


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                        Milbank, Tweed, Hadley & McCloy
                            1 Chase Manhattan Plaza
                           New York, New York  10005



                                           September 21, 1995



West Texas Utilities Company
301 Cypress
Abilene, Texas  79601

     Re:  West Texas Utilities Company
          $60,000,000 First Mortgage Bonds

Ladies and Gentlemen:

          We are acting as special counsel for West Texas Utilities Company, a Texas corporation (the "Company"), in connection with the proposed public offering from time to time of up to $60,000,000 aggregate principal amount of the Company's First Mortgage Bonds together with such additional principal amount of such bonds which may be registered pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") (the "Bonds"), to be issued in one or more series pursuant to an Indenture, dated August 1, 1943 (the "Indenture"), between the Company and Harris Trust and Savings Bank and
J. Bartolini, as trustees, as heretofore amended, and to be further amended by one or more Supplemental Indentures to be entered into in connection with the creation and issuance of each series of the Bonds (each, a "Supplemental Indenture"). In connection with the proposed offering, the Company has filed a registration statement on Form S-3, including Amendment No. 1 thereto (File No. 33-60801) (the "Registration Statement"), and may file an additional registration statement on Form S-3 to register Bonds pursuant to Rule 462(b) (the "Abbreviated Registration Statement"), with the Securities and Exchange Commission for the purpose of registering the Bonds under the Securities Act, for sale pursuant to one or more underwriting agreements in the form filed as an exhibit to the Registration Statement (each, an "Underwriting Agreement").

          We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement or Abbreviated Registration Statement.


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          Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that, assuming that the Indenture has been duly authorized, executed and delivered, when the Supplemental Indenture with respect to a series of Bonds has been duly authorized, executed and delivered, and when the Bonds of such series have been duly authorized, executed, authenticated and issued in accordance with the terms of the Indenture and the applicable Supplemental Indenture and delivered against payment therefor in accordance with the terms of the applicable Underwriting Agreement, the Bonds of such series will constitute legal, valid and binding obligations of the Company, entitled to the benefits of, and subject to the provisions of, the Indenture and the applicable Supplemental Indenture, subject, however, to the fact that certain of the remedial provisions of the Indenture may be limited or rendered unenforceable by the laws of the States wherein the mortgaged property is situated (but said laws do not, in our opinion, make the remedies afforded by the Indenture inadequate for the realization of the benefits of the security provided thereby), and except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights, and (b) that such enforceability may be limited by the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          We do not express any opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America.

          We hereby consent to the reference to us under the heading "Legal Opinions" in the Prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and the Abbreviated Registration Statement.

          This opinion may be incorporated by reference into the Abbreviated Registration Statement.

                                          Very truly yours,


                                            /s/ MILBANK, TWEED, HADLEY & MCCLOY
                                          Milbank, Tweed, Hadley & McCloy


RBW/GJF